Exhibit 10.46

BIOVENTUS INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of                     , 20[21] between Bioventus Inc., a Delaware corporation (the “Company”), and [Name] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; [and]

WHEREAS, Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified[; and]

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by [NAME] which Indemnitee and [NAME] intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board].

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer or director from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. (a) The Company hereby agrees to hold harmless and indemnify Indemnitee from and against all Expenses and Liabilities, in either case, actually and reasonably incurred or paid by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, to the fullest extent permitted by law. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to, (i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors. The Company’s indemnification obligations set forth in this Section 1 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.

(b) Indemnification for Expenses Related to Proceedings by or in the Right of the Company. Without limiting the generality of Section 1(a), Indemnitee shall be entitled to the rights of indemnification set forth herein if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company (which is the standard of conduct set forth in Section 145 of the DGCL, which standard of conduct shall be deemed to be automatically revised to conform to any successor provision of the DGCL that is more favorable to Indemnitee)); provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if such indemnification is not permitted by applicable law, unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in this Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities, in either case, actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all Liabilities arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 5 and 6 hereof) to be unlawful.

(d) [[for directors designated by certain shareholders] Primacy of Indemnification. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided [ 🌑 ] and certain of its affiliates (collectively, the “Third Party Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary); (ii) that it shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses to the extent legally permitted and as required by the term of this Agreement and any provision of the Articles (or any agreement between the Company and the Indemnitee), without regard to any rights the Indemnitee may have against the Third Party Indemnitors; and, (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the extent permitted by the applicable law. The Company further agrees that no advancement or payment by the Third Party Indemnitors on behalf of the Indemnitee, to the extent reasonable and necessary, with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms hereof.]

(e) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, as may be amended from time to time, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Contribution.

(a) Whether or not the indemnification provided in Section 1 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses or Liabilities as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

4. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

5. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company; provided, however, that, notwithstanding the foregoing, any determination with respect to Indemnitee’s entitlement to indemnification hereunder that is made at any time following the consummation of a Change in Control that occurs at any time when the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or following the consummation of an initial public offering of the Company’s Common Stock under the Securities Act of 1933, as amended, shall be made solely by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by the Board and the Company shall provide a written notice to Indemnitee advising the Indemnitee of the identity of the Independent Counsel. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the conclusion of the Proceeding giving rise to the request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 5(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The provisions of this Section 5(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(f) If the person, persons or entity empowered or selected under Section 5 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after the conclusion of the Proceeding giving rise to the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5(b) of this Agreement and if (A) within fifteen (15) days after the conclusion of the Proceeding giving rise to the request for indemnification, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such resolution and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such resolution and such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

6. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(b) of this Agreement within ninety (90) days after the conclusion of the Proceeding giving rise to the request for indemnification, (iv) payment of indemnification required by Section 3 is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification, contribution or advancement. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b). In any judicial proceeding commenced pursuant to this Section 6, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5(b) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 6, Indemnitee shall not be required to reimburse the Company for any advances until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company (or otherwise for the enforcement, interpretation or defense of his rights) under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification, contribution and advancement of Expenses and any other rights as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Bylaws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any of the Indemnitee’s agents.

(b) The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors and executive officers of the Company in their capacities as such (and for any capacity in which any director or executive officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of Expenses) as are reasonable and customary for comparable companies. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of any applicable proceeding to the insurers in accordance with the procedures set forth in the D&O Liability Insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with this Section 7(b).

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under the D&O Liability Insurance, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise (except to the extent that Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company), provided, however, that the Company hereby agrees that it is the indemnitor of first resort under this Agreement.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (except to the extent that the Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company.

8. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees (other than any Proceeding initiated by the Indemnitee unless pursuant to Section 6(d), which shall be governed by the terms of such section), unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9. Duration of Agreement. The agreements and obligations of the Company contained herein shall continue as to a person who has ceased to be an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person. For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

10. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

12. Definitions. For purposes of this Agreement:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 12(1)(i), (a)(iii) or (a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;

(iv) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any other Enterprise.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all costs (including attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise participating in, a Proceeding, (ii) responding to, or objecting to, a request to provide discovery in any Proceeding or (iii) establishing or enforcing a right to indemnification under this Agreement, Certificate of Incorporation, Bylaws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, in each case including, without limitation, the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include Liabilities.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years previous to its selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes, penalties or amounts paid or to be paid in settlement).

(h) “Proceeding” includes any threatened, pending or completed action, suit, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement.

13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

15. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

16. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)	To the Company at:

Bioventus Inc.

4721 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

Attention: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

BIOVENTUS INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

Indemnification Agreement